                                                                   EXHIBIT 12.01

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                           YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                       2001         2000(1)        1999(1)       1998(1)        1997(1)
                                                  ------------  -------------  ------------  -------------  -------------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                            8,316          8,722         7,795          7,308          6,776
     INTEREST FACTOR IN RENT EXPENSE                       303            283           235            213            189
                                                  ------------  -------------  ------------  -------------  -------------

        TOTAL FIXED CHARGES                              8,619          9,005         8,030          7,521          6,965
                                                  ============  =============  ============  =============  =============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES            15,221         12,876        10,496          6,732          7,664
     FIXED CHARGES                                       8,619          9,005         8,030          7,521          6,965
                                                  ------------  -------------  ------------  -------------  -------------

        TOTAL INCOME                                    23,840         21,881        18,526         14,253         14,629
                                                  ============  =============  ============  =============  =============

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                       2.77           2.43          2.31           1.90           2.10
                                                  ============  =============  ============  =============  =============

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                   20,181         22,045        18,606         18,868         16,430
     INTEREST FACTOR IN RENT EXPENSE                       303            283           235            213            189
                                                  ------------  -------------  ------------  -------------  -------------

        TOTAL FIXED CHARGES                             20,484         22,328        18,841         19,081         16,619
                                                  ============  =============  ============  =============  =============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES            15,221         12,876        10,496          6,732          7,664
     FIXED CHARGES                                      20,484         22,328        18,841         19,081         16,619
                                                  ------------  -------------  ------------  -------------  -------------

        TOTAL INCOME                                    35,705         35,204        29,337         25,813         24,283
                                                  ============  =============  ============  =============  =============

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                       1.74           1.58          1.56           1.35           1.46
                                                  ============  =============  ============  =============  =============

                                                                  NINE MONTHS ENDED
                                                                 SEPTEMBER 30, 2002
                                                             --------------------------
EXCLUDING INTEREST ON DEPOSITS:                                 2002           2001
                                                             -----------   ------------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                                      4,876          6,646
     INTEREST FACTOR IN RENT EXPENSE                                 231            231
                                                             -----------   ------------

        TOTAL FIXED CHARGES                                        5,107          6,877
                                                             ===========   ============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES                      12,900         10,823
     FIXED CHARGES                                                 5,107          6,877
                                                             -----------   ------------

        TOTAL INCOME                                              18,007         17,700
                                                             ===========   ============

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                                 3.53           2.57
                                                             ===========   ============


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                             11,767         16,505
     INTEREST FACTOR IN RENT EXPENSE                                 231            231
                                                             -----------   ------------

        TOTAL FIXED CHARGES                                       11,998         16,736
                                                             ===========   ============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES                      12,900         10,823
     FIXED CHARGES                                                11,998         16,736
                                                             -----------   ------------

        TOTAL INCOME                                              24,898         27,559
                                                             ===========   ============

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                                 2.08           1.65
                                                             ===========   ============

Note :
(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.